THIS OFFER EXPIRES AT 5:00 P.M. NEW YORK CITY TIME, ON SEPTEMBER 10, 2001*
                    LIBERTY ALL-STAR GROWTH FUND, INC.
                 TO SUBSCRIBE FOR SHARES OF COMMON STOCK
                    Form of Subscription Certificate

                        Liberty All-Star Growth Fund, Inc. (the "Fund") issued to its shareholders of record (the "Record Date Shareholders"), as of the close of business on August 6, 2001 (the "Record Date"), non-transferable rights ("Rights") on the basis of one Right for each whole share of Common Stock, $.10 par value per share, of the Fund ("Share") held on the Record Date, generally entitling the holders thereof to subscribe for Shares at a rate of one Share for each eight Rights held. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus, dated August 10, 2001 (the "Prospectus"), which is incorporated herein by reference. The owner of this Subscription Certificate is entitled to the number of Rights shown on this
Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.
                              SAMPLE  CALCULATION
           FOR A RECORD DATE SHAREHOLDER WHO OWNS 800 SHARES
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PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-8) No. of Shares owned on the Record Date 800 x 1 = 800 Rights (one Right for every Share) No. of Rights issued on the Record Date 800 / 8 = 100 new Shares (if the Rights are fully exercised in the Primary Subscription)


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THE RIGHTS ARE NON-TRANSFERABLE The Rights are non-transferable and, therefore, may not be transferred or sold. The Rights will not be admitted for trading on the New York Stock Exchange (the "NYSE") or any other stock exchange. The shares provided to Record Date Shareholders who exercise their Rights will be listed for trading on the NYSE under the symbol "ASG".

                   ESTIMATED SUBSCRIPTION PRICE The
Estimated  Subscription  Price is $____ per Share.

                   FINAL SUBSCRIPTION PRICE
The Final Subscription Price per Share will be 95% of the lower of:(1) the last reported sale price of a Share on the NYSE on September 11, 2001 (the "Pricing Date"); or (2) the net asset value of a Share on the Pricing Date.

                  METHOD OF EXERCISE  OF  RIGHTS
IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT IN THE
ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, EQUISERVE, INC., BEFORE 5:00 P.M. NEW YORK
CITY TIME, ON SEPTEMBER  10,  2001,  OR SUCH  LATER  DATE  AS MAY BE
 DETERMINED  BY THE  FUND ("EXPIRATION DATE").

     Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and the
Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to Liberty All-Star Growth Fund, Inc. No third-party checks will be accepted. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such Notice, must be received by the Subscription Agent no later than 5:00 P.M., New York City Time, on the third business day after the Expiration Date, September 13, 2001, unless the offer is extended by the Fund. For additional information, see the Prospectus.

     Certificates for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a shareholder may not receive all the Shares for which it subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable. No interest will be paid to shareholders on such amounts. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated
Subscription Price) must be received within eight (8) business days after the Confirmation Date, unless the offer is extended by the Fund.
________________
* Unless extended by the Fund

Account #:                                    Control#:
CUSIP #:
Number of Rights Issued:
Maximum Eligible Shares under Primary Subscription:

           PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:  OFFERING INSTRUCTIONS (check the appropiate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

/ / I apply for ALL of my entitlement of new Shares
      pursuant to the Primary Subscription  __________________ X $____= $______
                                           (no. of new Shares)  (per share)*

/ / In addition, I apply for new Shares pursuant to the
      Over-Subscription Privilege**        __________________ X $____= $______
                                           (no. of new Shares)  (per share)*


IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:


/ / I apply for                            __________________ X $____= $______
                                           (no. of new Shares)  (per share)*

                   Amount of check or money order enclosed     $_______________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.
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     SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price as determined on the Expiration Date is in excess of the $______ Estimated Subscription Price per Share.

     I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

  Signature of Subscriber(s)
 ______________________________________________________________________________
(and address if different than that listed on this Subscription  Certificate***)
________________________________________________________________________________

________________________________________________________________________________

    Telephone number (including area code) _____________________________________

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     * $____ per share is an estimated price only. The Final Subscription Price will be determined on the Pricing Date and could be higher or lower depending on any changes in the net asset value and market price of the Shares.

    ** You can participate in the Over-Subscription Privilege only if you have subscribed for your full entitlement of new shares pursuant to the PrimarY Subscription.
*** If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide the delivery address above and note if it is a permanent change

                  Please complete all applicable information and return to:
                                    EQUISERVE, INC.
-------------------- ---------------------------- -----------------------------
By First Class Mail            By Hand            By Express Mail or Overnight
                                                            Courier
-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
EquiServe                   Securities Transfer &         EquiServe
Attn: Corporate Actions     Reporting Services, Inc.      Attn:Corporate Actions
P.O. Box 43025              100 Williams Street Galleria  40 Campanelli Drive
Providence, RI 02940-3025   New York, NY 10038            Braintree, MA 02184
U.S.A.                      U.S.A.                        U.S.A.
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     DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS
              SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Georgeson Shareholder Communications Inc., toll free at (888)420-8683.